      As filed with the Securities and Exchange Commission on June 3, 2005
                                                  Registration No. 333-_________

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             FLAGSTAR BANCORP, INC.
                      ------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                   MICHIGAN                          38-3150651
       -------------------------------     ------------------------------
       (State or Other Jurisdiction of           (I.R.S. Employer
        Incorporation or Organization)          Identification No.)

                              5151 CORPORATE DRIVE
                              TROY, MICHIGAN 48098
                          ----------------------------
                     (Address of Principal Executive Office)

                FLAGSTAR BANCORP, INC. 2000 STOCK INCENTIVE PLAN
               --------------------------------------------------
                            (Full title of the Plan)

                  MARK T. HAMMOND, VICE CHAIRMAN OF THE BOARD,
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             FLAGSTAR BANCORP, INC.
                              5151 CORPORATE DRIVE
                              TROY, MICHIGAN 48098
                     ---------------------------------------
                     (Name and Address of Agent For Service)

                                 (248) 312-2000
      --------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                   COPIES TO:
                           JEREMY T. JOHNSON, ESQUIRE
                                 KUTAK ROCK LLP
                    1101 CONNECTICUT AVENUE, N.W., SUITE 1000
                           WASHINGTON, D.C. 20036-4374
                                 (202) 828-2400
                            (202) 828-2488 (FACSIMILE)
      --------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

================================================================================
    Title Of         Amount     Proposed Maximum  Proposed Maximum   Amount of
   Securities         To Be      Offering Price  Aggregate Offering Registration
To Be Registered Registered (1)   Per Share (2)       Price (3)         Fee

--------------------------------------------------------------------------------
  Common Stock,
 $.01 par value     500,000          $19.27          $9,635,000      $1,177

================================================================================

(1) The provisions of Rule 416 under the Securities Act of 1933 shall apply to this Registration Statement, and the number of shares registered on this Registration Statement shall increase or decrease as a result of stock splits, stock dividends or similar transactions. Shares are issuable under the amendment to Flagstar Bancorp, Inc. 2000 Stock Incentive Plan (the "Incentive Plan") approved at the 2005 Annual Meeting of Shareholders on May 27, 2005 and as such amounts may be further increased in accordance with said plan in the event of a merger, consolidation, recapitalization, stock dividend, stock split or similar event involving the Registrant. In addition to the above-referenced shares, 750,000 shares were previously registered on a Form S-8 dated May 30, 2002. In total, there are 2,750,000 shares (split adjusted to reflect a 3-for-2 stock split on May 31, 2002, and a 2-for-1 stock split on May 15, 2003) registered and issuable pursuant to the Incentive Plan.

(2) Estimated solely for the purpose of calculating the Registration Fee. Under Rule 457(h), the shares are being registered based upon the average of the high and low selling prices of the common stock of the Registrant, as reported on the New York Stock Exchange ("NYSE") on May 26, 2005, of $19.27 per share ($9,635,000 in the aggregate).

(3)   Estimated based on (1) and (2) above.

            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

      Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on May 30, 2002 (File No. 333-89424) relating to the registration of 2,250,000 shares (split-adjusted) of the Registrant's common stock, par value $.01 per share (the "Common Stock"), authorized for issuance pursuant to the Flagstar Bancorp, Inc. 2000 Stock Incentive Plan (the "Plan"), are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 500,000 shares of the Registrant's Common Stock available to be issued pursuant to the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

      4.1   Flagstar Bancorp, Inc. 2000 Stock Incentive Plan, as amended

      4.2 Form of Flagstar Bancorp, Inc. Successor Grantor Trust Agreement (incorporated by reference from Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (File No. 333-89424) filed May 30, 2002)

       5 Opinion of Kutak Rock LLP as to the legality of the Common Stock being registered

     23.1   Consent of Kutak Rock LLP (included in Exhibit 5)

     23.2   Consent of Independent Registered Public Accounting Firm

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on this 31st day of May, 2005.

                                         FLAGSTAR BANCORP, INC.

                                         By /s/ Mark T. Hammond
                                            ------------------------------------
                                            Mark T. Hammond
                                            Vice Chairman, President and
                                            Chief Executive Officer
                                            (Duly Authorized Representative)

      Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons (including a majority of the Board of Directors of the Registrant) in the capacities and on the dates indicated.

SIGNATURES                      TITLE                               DATE

/s/ Thomas J. Hammond           Chairman of the Board           May 31, 2005
------------------------------
Thomas J. Hammond

/s/ Mark T. Hammond             Vice Chairman of the Board,     May 31, 2005
------------------------------  President and Chief Executive
Mark T. Hammond                 Officer (Principal Executive
                                Officer)

/s/ Michael W. Carrie           Executive Director,             May 31, 2005
------------------------------  Chief Financial Officer and
Michael W. Carrie               Treasurer (Principal Financial
                                and Accounting Officer)

/s/ Kirstin A. Hammond          Executive Director              May 31, 2005
------------------------------
Kirstin A. Hammond

/s/ Robert O. Rondeau, Jr.      Executive Director              May 31, 2005
------------------------------
Robert O. Rondeau, Jr.

/s/ Charles Bazzy               Director                        May 31, 2005
------------------------------
Charles Bazzy

                                Director                        May 31, 2005
------------------------------
James D. Coleman

/s/ Richard S. Elsea            Director                        May 31, 2005
------------------------------
Richard S. Elsea

/s/ Michael Lucci, Sr.          Director                        May 31, 2005
------------------------------
Michael Lucci, Sr.

/s/ Robert W. DeWitt            Director                        May 31, 2005
------------------------------
Robert W. DeWitt

/s/ Frank D'Angelo              Director                        May 31, 2005
------------------------------
Frank D'Angelo

                                INDEX TO EXHIBITS

  Exhibit   Description

      4.1   Flagstar Bancorp, Inc. 2000 Stock Incentive Plan, as amended

      4.2 Form of Flagstar Bancorp, Inc. Successor Grantor Trust Agreement (incorporated by reference from Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (File No. 333-89424) filed May 30, 2002)

      5 Opinion of Kutak Rock LLP as to the legality of the Common Stock being registered

     23.1   Consent of Kutak Rock LLP (included in Exhibit 5)

     23.2   Consent of Independent Registered Public Accounting Firm